Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1995 - A Owner Trust
                           For the Month of December
                     Distribution Date of January 20, 1998
                           Servicer Certificate #32

Original Pool Amount                                      $424,879,281.80

Beginning Pool Balance                                    $103,498,381.60
Beginning Pool Factor                                           0.2435948

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $11,257,033.09
     Interest Collected                                       $946,932.66

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $305,192.54
Total Additional Deposits                                     $305,192.54

Repos / Chargeoffs                                              $1,069.66
Aggregate Number of Notes Charged Off                                  52

Total Available Funds                                      $11,669,264.63

Ending Pool Balance                                        $93,080,172.51
Ending Pool Factor                                              0.2190744

Servicing Fee                                                  $86,248.65

Repayment of Servicer Advances                                $839,893.66

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,557,025.82
     Target Percentage                                              6.00%
     Target Balance                                                  N/A
     Minimum Balance                                        $8,922,464.92
     (Release) / Deposit                                     ($634,560.90)
     Ending Balance                                         $8,922,464.92

Current Weighted Average APR:                                      10.497%
Current Weighted Average Remaining Term (months):                   21.65

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $1,244,905.48      866
                                31 - 60 days             $231,316.76      195
                                60+  days                $107,590.85       59

     Total:                                            $1,583,813.09      880

     Balances:                  60+  days              $1,496,035.00       59

Memo Item - Reserve Account
     Prior Month                                       $8,922,464.92
+    Invest. Income                                       $36,768.28
+    Excess Serv.                                        $597,792.62
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $9,557,025.82

Exhibit 20.3
Page 2 of 3

Navistar Financial 1995 - A Owner Trust
For the Month  of  December

                                                                                     NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2       CERTIFICATES
                                               $424,879,281.80     $80,000,000.00    $330,000,000.00    $14,879,281.80
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             96.50%             3.50%
     Coupon                                                                5.900%             6.550%            6.850%

Beginning Pool Balance                         $103,498,381.60
Ending Pool Balance                             $93,080,172.51

Collected Principal                             $10,417,139.43
Collected Interest                                 $946,932.66
Charge - Offs                                        $1,069.66
Liquidation Proceeds / Recoveries                  $305,192.54
Servicing                                           $86,248.65
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $11,583,015.98

Beginning Balance                              $103,498,381.60              $0.00     $95,155,963.23     $8,342,418.37

Interest Due                                       $567,014.27              $0.00        $519,392.97        $47,621.30
Interest Paid                                      $567,014.27              $0.00        $519,392.97        $47,621.30
Principal Due                                   $10,418,209.09              $0.00     $10,053,571.77       $364,637.32
Principal Paid                                  $10,418,209.09              $0.00     $10,053,571.77       $364,637.32

Ending Balance                                  $93,080,172.51              $0.00     $85,102,391.46     $7,977,781.05
Note / Certificate Pool Factor                                             0.0000             0.2579            0.5362
   (Ending Balance / Original Pool Amount)
Total Distributions                             $10,985,223.36              $0.00     $10,572,964.74       $412,258.62

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $597,792.62
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,557,025.82
(Release) / Draw                                  ($634,560.90)
Ending Reserve Acct Balance                      $8,922,464.92

Exhibit 20.3
Page 3 of 3

Navistar Financial 1995 - A Owner Trust
For the Month  of  December


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                4                   3                   2                  1
                                         Aug-97           Sep-97             Oct-97              Nov-97              Dec-97
Beginning Pool Balance             $135,917,752.46    $126,073,877.58    $119,974,844.27    $110,699,693.64    $103,498,381.60

A)   Loss Trigger:
Principal of Contracts Charged Off     $400,077.17        $287,254.31         $61,796.64          $5,026.82          $1,069.66
Recoveries                             $236,125.71        $590,703.37        $487,202.48        $411,836.30        $305,192.54

Total Charged Off (Months 5, 4, 3)     $749,128.12
Total Recoveries (Months 3, 2, 1)    $1,204,231.32
Net Loss / (Recoveries) for 3 Mos     ($455,103.20)(a)

Total Balance (Months 5, 4, 3)     $381,966,474.31 (b)

Loss Ratio Annualized  [(a/b) * (12)]      -1.4298%

Trigger:  Is Ratio > 1.5%                       No
                                                                             Oct-97              Nov-97              Dec-97

B)   Delinquency Trigger:                                                  $1,570,284.68      $1,136,122.26      $1,496,035.00
     Balance delinquency 60+ days                                               1.30884%           1.02631%           1.44547%
     As % of Beginning Pool Balance                                             1.32128%           1.34523%           1.26021%
     Three Month Average

Trigger:  Is Average > 2.0%                     No

C)   Noteholders Percent Trigger:           2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                     No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer